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                   EXHIBIT (21) - SUBSIDIARIES OF REGISTRANT


         The following is a listing of all active subsidiaries of the Registrant as of December 20, 1995 together with a listing of the states or jurisdictions in which they are organized. In each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation. All of these subsidiaries are included in the consolidated financial statements.


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                                                                                    State or Other
                                                                                  Jurisdiction Where
                                                                                    Incorporated Or
                                  Name                                                 Organized
                                  ----                                            ------------------


 First of Michigan Capital Corporation
                  (the Registrant)                                                         Delaware

 First of Michigan Corporation                                                             Delaware

 First of Michigan Insurance Agency, Inc.                                                  Michigan

 Cranbrook Capital Management, Inc.                                                        Michigan

 FoM Advisers, Inc.                                                                        Michigan

 First of Michigan Properties, Inc.                                                        Michigan

 First of Michigan Real Estate, Inc.                                                       Michigan

 First of Michigan Leasing, Inc.                                                           Michigan

 First of Michigan Commodities, Inc.                                                       Michigan

 First of Michigan Venture Capital
   Associates, Inc.                                                                        Michigan

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